Gaining Momentum Robert S. Shapard Executive Vice President and CFO Goldman Sachs Fourth Annual Power and Utility Conference Las Vegas May 13, 2004 Exelon Corporation

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2003 Annual Report on Form 10-K-ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations-Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants' 2003 Annual Report on Form 10-K-ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 19, ComEd- Note 15, PECO-Note 14 and Generation-Note 13, and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. Forward-Looking Statements

We Are Exelon * Operating capacity at 12/31/03; excludes Sithe and New England assets. Sources: Company reports, Thomson Financial Note: Data based on results reported through 4/30/04.

World-Class Performance Nuclear operations dramatically improved Average annual capacity factor increased from 47% in 1997 to 93%+ in 2003 Production cost decreased from $26.80/MWh in 1997 to $12.53/MWh in 2003 - top quartile Fossil/hydro fleet improving efficiency Added more than 300 MWs of capacity from 2000-2003 T&D improving reliability Non-storm Outage Frequency reduced 28% from 1998-2003 Non-storm Outage Duration reduced 30% from 1998-2003

Well Positioned to: Take advantage of wholesale competition - Low-cost generation portfolio well suited to competitive market - ComEd integration into PJM May 1st Meet the needs of retail customers - Actively engaged in public debate in Illinois and Pennsylvania - The paradigm has become the New Jersey auction Meet future environmental challenges

And Well Positioned to Grow Divesting underperforming assets Driving strong earnings and cash flow growth through The Exelon Way Recovery of wholesale markets Expansion of wholesale markets

Disciplined Financial Management 10.6% average annual growth in adjusted (non-GAAP) operating EPS* 9.2% average annual growth in dividends Retired $1.9 billion of transition debt and refinanced/retired $5.0 billion of other debt Reduced interest expense by $219 million Since 2000: * See presentation appendix for free cash flow definition and EPS reconciliation. After-tax O&M and Cap Ex savings of more than $300 million in 2004, increasing to more than $600 million in 2006 5% average annual earnings growth Free cash flow of $1.7+ billion (cumulative)* 2004-2006 Targets:

2004 Adjusted (non-GAAP) Operating EPS Guidance: $2.68 - $2.83*



$3.00
$2.80
$2.60
$2.40
$2.20
$2.00
Expected EPS Drivers
$2.61
$0.08
Sales Growth
Normal Weather
$0.15
Stop Enterprises Losses
$0.16
ComEd CTC
$0.09
Depr./Amort.
Nuclear Outages
PECO CTC/Amort.
$0.06
O&M Expenses
$0.04
Pension/ OPEB Expense
$0.08
Genco Rev. net Fuel
Midwest Gen
$0.05
AmerGen
$0.06
Interest
$0.15
Exelon Way
$2.68-$2.83
Other Risks and Opportunities
+/- CTC Reset
+/- Weather
+/- Economy
+/- Natural Gas Prices
2003
2004E

* Reflects 2-for-1 stock split effective 5/5/04.

Note: See presentation appendix for reconciliation to GAAP reported EPS.

8

Exelon Way Targets ($ millions) 2004 Annual Impact O&M* CapEx Total GenCo $ 80 $ 65 $ 145 $ 115 $ 125 $ 240 EED** 130 135 265 215 295 510 Total $ 210 $ 200 $ 410 $ 330 $ 420 $ 750 Cash Flow Summary 2004 Impacts GenCo $ 50 $ 65 $ 115 $ 71 $ 125 $ 196 EED 81 135 216 133 295 428 Total $ 131 $ 200 $ 331 $ 204 $ 420 $ 624 O&M CapEx Total 2006 Annual Impact O&M* CapEx Total Key Points Realized approximately $170 million in O&M and capital ramp-up savings in 2003 towards 2004 goal Achieved 1,275 position reductions in 2003 for 2004 and expect 1,900 by 2006 Severance costs accrued for planned reductions through 2004; if additional positions are identified for elimination, further severance costs may be incurred Savings exclude severance costs and are net of other costs-to-achieve (which are not expected to be significant) 2006 Impacts O&M CapEx Total * Pre-tax ** Exelon Energy Delivery

Sources of Free Cash 2004-2006 (in millions) 2004-2006E The Exelon Way Commitment $1,000+ Resolution of Boston Generating and Sithe 400 Sale of Exelon Enterprises Businesses 200 Synthetic Fuels Investment 120 Total $1,720+ After using other sources of cash to cover pension contributions, cap ex, nuclear decommissioning trust fund investment activity, transition debt maturities, dividends and other routine investing/financing activities, Exelon expects to have free cash flow from the following sources:

Original Investment * $2,000 $(670) $(400) $(520) InfraSource $560 Comm $280 Therm $290 Energy $280 UPH $160 ECP $200 Svcs $140 Other $90 $(40) Cash Generated from Sales Revalue Assets ** Booked Losses $2,000 $0 $1,000 $1,500 $500 ($ millions) Revaluation of Enterprises' Assets 1Q 2004 2Q-4Q 2004 $(280) $90 ECP investments Notes receivable Tax assets 12/31/04E Book Value * Includes Unicom's original investment made prior to the Merger of PECO and Unicom. ** $158 million of total represents the adjustment to Unicom's original Investment recorded in the Merger. Note: Status of assets at 4/30/04 12/31/03 Book Value $410 Thermal $105 Services $60 Other $70 InfraSource $80 ECP/Comm $95 Energy transfer Services ECP InfraSource GFI taxes F&M W/C Thermal Services PECO TelCove & Fiber ECP Investments

Exelon 2004 Financial Scorecard * Excludes transition debt and Boston Generating Facility debt Note: See presentation appendix for O&M and Cap Ex savings, EPS and Free Cash Flow reconciliations to GAAP. ($ in millions, except per share data) Measure To-date (through 1Q) 2004 Target/Estimate Status Exelon Way O&M Savings (pre-tax) Program-to-date $195 $210 On track Exelon Way O&M Savings (pre-tax) Year-over-year $32 $47 On track Exelon Way Cap Ex Savings Program-to-date $116 $200 On track Exelon Way Cap Ex Savings Year-over-year $49 $133 On track Free Cash Flow End-of-period $119 $750 On track Adjusted (non-GAAP) Operating EPS End-of-period $0.57 $2.68 - $2.83 On track Divestitures/Sales Net cash proceeds $150 $600 On track Credit Measures EBITDA Interest Coverage* 7.2x (2003) 8.3x On track Credit Measures Debt to Total Cap* 52% (2003) 48% On track

ComEd 2007 Transition

2004E 2005E 2006E 2007E 2008E 2009E 2010E (Peak Demand - Interruptibles) + 16% 64069 65518 67068 68761 70233 71791 73190 Capacity 68208 69103 69610 69602 70341 71868 73223 MAIN Region: Projected Peak Demand vs. Capacity Source: Platts

2002 2003 2004E 2005E 2006E 2007E 2008E 2009E 2010E 21.35 27.86 33.09 32.6 34.92 38.27 36.78 37.07 39.33 20.28 21.49 22.73 24.4 26.2 27.36 28.7 31.56 27.86 30.85 30.91 * Does not include capacity, ancillary services, load following, weather risk or other costs that will add approximately 50% to ATC prices based on other wholesale markets with customer choice. $ / MWh '02,'03 Actual Prices 3/2004 Platt's Outlook 12/2002 Platt's Outlook Northern Illinois Around-the-Clock (ATC) Energy Prices* Projected Rising Wholesale Power Prices 5/2004 Observed Market Prices

ComEd Bundled Tariff for Mass Market 2003 Actual* 2007 Estimate RES SCI LCI LCI (< 3 MW) Non-Wires Rate 49 43 49.9 49.9 48.9 28 Line Losses 3 3 Wires Rate 25 31 35.1 15.1 10.1 3 77 77 Assumes 25% increase in wires charges to recover increased investment in transmission and distribution infrastructure and costs. * Representative of unbundling of existing tariff. ** Includes the cost of energy, capacity, ancillary services, load following, weather, switching and congestion. Note: Mass Market represents residential and small commercial and industrial customer classes. ** **

Illinois Commerce Commission Process ICC is sponsoring a workshop process on Post 2006 issues Commissioner Erin O'Connell-Diaz has been selected to chair the workshop committee; Commissioner Kevin Wright will serve on the Steering Committee Workshops began April 29 with kick-off symposium and will end in early fall Report to General Assembly is scheduled for the fourth quarter ICC has issued a white paper identifying issues and goals Encourage wholesale market development Minimize price impact of non-competitive wholesale environment on retail customers Design retail bundled offer with appropriate price signals

Positioned to Maximize Value Large, low-cost generation portfolio Nuclear dominated fleet Lowest cost generator in Illinois and Pennsylvania Positioned well for a competitive market Large, stable retail customer base Exelon Way Initiatives Cost reduction initiatives Revenue initiatives Focused financial discipline Strong credit position Strong free cash flow Earnings and cash flow growth without wholesale price recovery

Appendix 2004 Earnings Guidance* Exelon's adjusted (non-GAAP) operating earnings for 2004 are expected to be in the range of $2.68 to $2.83 per share. Our outlook for adjusted (non-GAAP) operating earnings excludes income resulting from investments in synthetic fuel producing facilities, the cumulative effect of adopting FIN 46-R and any profit or loss related to Boston Generating. Giving consideration to these factors, we estimate 2004 GAAP earnings will fall in a range of $2.78 to $2.93 per share. This estimate does not include any impact of future changes to GAAP. * Reflects 2-for-1 stock split effective 5/5/04.

Free Cash Flow We define free cash flow as: Cash from operations (which includes pension contributions and the benefit of synthetic fuels investment), less Capital expenditures Nuclear decommissioning trust fund investment activity Transition debt maturities Common stock dividends Other routine investing/financing activities Plus cash from asset dispositions, etc. Appendix

First Quarter 2004 Reconciliation Appendix

Appendix - 1Q Year-over-Year Exelon Way Savings

Appendix - 2003 Ramp-up Exelon Way Savings

Appendix - Program-To-Date Exelon Way Savings

Enterprises - Path to Exit 2004 Update * Exploring possible sale of Limited Partnerships in Q2 or Q3 subject to management approval ** Assets held for sale and investments under contract to be sold *** Assets held for disposal E = Estimated date Appendix

Appendix:

Reconciliation of GAAP Reported and Adjusted (non-GAAP)
Operating Earnings per Diluted Share*

2000 GAAP Reported EPS	$2.87
Change in common shares	(1.06)
Extraordinary items	(0.07)
Cumulative effect of accounting change	0.01
Unicom pre-merger results	1.58
Merger-related costs	0.68
Pro forma merger accounting adjustments	(0.15)
2000 Adjusted (non-GAAP) Operating EPS	$3.86

2001 GAAP Reported EPS	$4.43
Cumulative effect of adopting SFAS No. 133	(0.04)
Employee severance cost	0.09
Litigation reserves	0.03
Net loss on investments	0.02
CTC prepayment	(0.02)
Wholesale rate settlement	(0.01)
Settlement of transition bond swap	(0.01)
2001 Adjusted (non-GAAP) Operating EPS	$4.49

2002 GAAP Reported EPS	$4.44
Cumulative effect of adopting SFAS No. 141 and No. 142	0.71
Gain on sale of investment in AT&T Wireless	(0.36)
Employee severance costs	0.04
2002 Adjusted (non-GAAP) Operating EPS	$4.83

2003 GAAP Reported EPS	$2.75
Boston Generating impairment	1.74
Charges associated with investment in Sithe Energies, Inc.	0.55
Severance	0.49
Cumulative effect of adopting SFAS No. 143	(0.34)
Property tax accrual reductions	(0.14)
Enterprises’ Services goodwill impairment	0.06
Enterprises’ impairments due to anticipated sale	0.06
March 3 ComEd Settlement Agreement	0.05
2003 Adjusted (non-GAAP) Operating EPS	$5.22

* Does not reflect 2-for-1 stock split effective 5/5/04.
Note: Three-year 2003/2000 compound annual growth rate (CAGR): $2.75/$2.87 =-1.4%
based on GAAP reported results. Three-year 2003/2000 CAGR: $5.22/$3.86 =10.6%
based on adjusted (non-GAAP) operating results.